Exhibit 99.1
PayPal Reports Fourth Quarter and Full Year 2018 Results
2019 Full Year Guidance Affirms October 2018 Preliminary Outlook
Full Year 2018 GAAP EPS of $1.71, increasing 16%; non-GAAP EPS of $2.42, increasing 28%
17% growth in active accounts, ending the year with 267 million active accounts
Record 13.8 million net new active accounts added in Q4 2018; 2.9 million added from 2018 acquisitions

SAN JOSE, Calif. - January 30, 2019 - Global technology platform and digital payments leader PayPal Holdings, Inc. (NASDAQ: PYPL) today announced fourth quarter and full year results for the period ended December 31, 2018.

“In 2018 we set new benchmarks for the company for revenue, net new active accounts and engagement across our platform. We launched new products, strengthened existing relationships, and entered into new strategic partnerships with some of the biggest and most influential global brands in technology, retail, and finance. We greatly expanded our global reach, serving 267 million customer accounts, including 21 million merchant accounts. We believe 2019 will be another strong year for us, and we intend to build on our strengths to extend our leadership as the leading open digital payments platform.” said Dan Schulman, President and CEO of PayPal.

Financial highlights for fourth quarter 2018

•	Revenue of $4.23 billion

◦	GAAP revenue growth of 13% on both a spot and foreign currency-neutral (FX-neutral or FXN) basis.

◦	Non-GAAP revenue growth of 14% on both a spot and FX-neutral basis.

◦	The completion of the sale of the U.S. consumer credit receivables portfolio to Synchrony in July 2018 negatively affected revenue growth by approximately seven percentage points.

•	GAAP operating margin of 14.2% with non-GAAP operating margin of 21.6%.

•
GAAP EPS of $0.49, versus Q4 2017 GAAP EPS of $0.50. GAAP EPS in Q4 2017 benefited by approximately $0.10 from held for sale accounting treatment related to the sale of the U.S. consumer credit receivables portfolio and the Tax Cuts and Jobs Act of 2017.

•	Non-GAAP EPS grew 26% to $0.69. Acquisitions in 2018 resulted in $0.02 of dilution in the fourth quarter.

Operating highlights for fourth quarter 2018

•	13.8 million net new active accounts, versus an increase of 8.7 million in Q4 2017. 2.9 million net new active accounts added from the acquisitions of Hyperwallet and iZettle.

•	2.9 billion payment transactions, up 28%.

•	$164 billion in total payment volume (TPV), up 23%, or 25% on an FX-neutral basis.

•	36.9 payment transactions per active account on a trailing twelve months basis, up 9%.

Financial highlights for full year 2018

•	Revenue of $15.45 billion

◦	GAAP revenue growth of 18% on a spot basis and 17% on a FX-neutral basis.

◦	Non-GAAP revenue growth of 18% on both a spot and FX-neutral basis.

◦	The completion of the sale of the U.S. consumer credit receivables portfolio to Synchrony in July 2018 negatively affected revenue growth by approximately three and a half percentage points.

•	GAAP operating margin of 14.2% with non-GAAP operating margin of 21.7%.

•	GAAP EPS of $1.71, increasing 16%; non-GAAP EPS of $2.42, increasing 28%.

Operating highlights for full year 2018

•	Active accounts of 267 million, up 17% with growth of 38.7 million net new active accounts.

•	9.9 billion payment transactions, up 27%.

•	$578 billion in total payment volume (TPV), up 27%, or 26% on an FX-neutral basis.

•	36.9 payment transactions per active account on a trailing twelve months basis, up 9%.

PayPal's key business drivers

•	PayPal processed $164 billion in TPV in the fourth quarter, representing growth of 23%, or 25% on an FX-neutral basis.

•	Merchant Services volume grew 29% on an FX-neutral basis in the fourth quarter.

•	eBay Marketplaces volume growth was flat to Q4 2017 on an FX-neutral basis, and represented 10% of overall TPV for the quarter versus 13% a year ago.

•	Person-to-Person (P2P) volume grew 46% to more than $39 billion, and represented 24% of TPV in the fourth quarter. In 2018, P2P volume grew 49% to approximately $139 billion.

•	Venmo processed approximately $19 billion of TPV in the fourth quarter, growing 80%. In 2018, Venmo processed $62 billion of TPV.

•
Strong mobile engagement on PayPal’s platform contributed to approximately $67 billion in mobile payment volume in the fourth quarter, growing approximately 40% year over year. In the fourth quarter, mobile payment volume represented 41% of overall TPV.

Fourth Quarter 2018 Financial and Operating Highlights

	Fourth Quarter
(presented in millions, except per share data and percentages)	2018	2017	YoY Growth			FX-Neutral YoY Growth
Total Payment Volume (TPV)(1)	$163,648	$132,515	$31,133	23%		25%
GAAP
Net revenues	$4,226	$3,744	$482	13%		13%
Operating margin	14.2%	22.5%	**	(837)bps		N/A
Effective tax rate	14.9%	28.2%	**	(1,337	)bps	N/A
Net income	$584	$620	$(36)	(6%)		N/A
Earnings per diluted share	$0.49	$0.50	$(0.01)	(3%)		N/A
Net cash provided by operating activities	$1,134	$(147)	$1,281	871%		N/A
Non-GAAP
Net revenues	$4,226	$3,705	$521	14%		14%
Operating margin	21.6%	21.8%	**	(18)bps		N/A
Effective tax rate	17.7%	19.1%	**	(140)bps		N/A
Net income	$824	$670	$154	23%		N/A
Earnings per diluted share	$0.69	$0.55	$0.14	26%		N/A
Free cash flow	$910	$(327)	$1,237	378%		N/A

(1) All metrics are presented consistent with the updated definitions in the Form 8-K filed on April 10, 2018.
** Not meaningful.

Cash, Cash Equivalents and Investments - PayPal’s cash, cash equivalents and investments totaled $10.1 billion as of December 31, 2018.

Short-Term Borrowings - PayPal’s notes payable totaled $2.0 billion as of December 31, 2018.

2019 Financial Guidance
Full year 2019 revenue and earnings guidance

•
PayPal expects revenue to grow 16 - 17% at current spot rates and 16 - 17% on an FX-neutral basis, to a range of $17.850 - $18.100 billion. As previously disclosed, full year 2019 revenue growth guidance includes an expected decline of approximately 3.5 percentage points for full year 2019 related to the sale of U.S. consumer credit receivables to Synchrony.

•	PayPal expects GAAP earnings per diluted share in the range of $1.83 - $1.93 and non-GAAP earnings per diluted share in the range of $2.84 - $2.91.

•
Estimated non-GAAP amounts above for the twelve months ending December 31, 2019, reflect adjustments of approximately $1.30 - $1.40 billion, primarily representing estimated stock-based compensation expense and related payroll taxes in the range of $1.05 - $1.11 billion.

•	Estimated GAAP and non-GAAP results include approximately 1.5 points of revenue growth and $0.08 to $0.10 of dilution from the acquisitions that closed in 2018.

First quarter 2019 revenue and earnings guidance

•	PayPal expects revenue to grow 11 - 12% at current spot rates and 11 - 13% on an FX-neutral basis, to a range of $4.08 - $4.13 billion.

•	PayPal expects GAAP earnings per diluted share in the range of $0.42 - $0.45 and non-GAAP earnings per diluted share in the range of $0.66 - $0.68.

•
Estimated non-GAAP amounts above for the three months ending March 31, 2019, reflect adjustments of approximately $385 - $415 million, primarily representing estimated stock-based compensation expense and related payroll taxes in the range of $285 - $300 million.

•	Estimated GAAP and non-GAAP results include approximately 1.5 points of revenue growth and approximately $0.02 - $0.03 of dilution from the acquisitions that closed in 2018.

Please see "Non-GAAP Financial Measures" and "Non-GAAP Measures of Financial Performance" for important additional information.

Quarterly conference call and webcast

PayPal Holdings, Inc. will host a conference call to discuss fourth quarter and full year 2018 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investor.paypal-corp.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

PayPal Holdings, Inc. uses its Investor Relations website (https://investor.paypal-corp.com), its PayPal Stories Blog (https://www.paypal.com/stories/us), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/PayPalUSA/), YouTube channel (https://www.youtube.com/paypal), Dan Schulman’s LinkedIn profile (https://www.linkedin.com/in/dan-schulman/), John Rainey's LinkedIn profile (www.linkedin.com/in/john-rainey-pypl), Bill Ready's LinkedIn profile (https://www.linkedin.com/in/williamready/) and Dan Schulman’s Facebook page (https://www.facebook.com/DanSchulmanPayPal/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, SEC filings, public conference calls and webcasts.

About PayPal

Fueled by a fundamental belief that having access to financial services creates opportunity, PayPal Holdings, Inc. (NASDAQ: PYPL) is committed to democratizing financial services and empowering people and businesses to join and thrive in the global economy. Our open digital payments platform gives PayPal’s 267 million active account holders the confidence to connect and transact in new and powerful ways, whether they are online, on a mobile device, in an app, or in person. Through a combination of technological innovation and strategic partnerships, PayPal creates better ways to manage and move money, and offers choice and flexibility when sending payments, paying or getting paid. Available in more than 200 markets around the world, the PayPal platform, including

Braintree, Venmo, Xoom and iZettle, enables consumers and merchants to receive money in more than 100 currencies, withdraw funds in 56 currencies and hold balances in their PayPal accounts in 25 currencies. For more information on PayPal, visit https://www.paypal.com/about. For PayPal Holdings, Inc. financial information, visit https://investor.paypal-corp.com.

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. FX-neutral results are calculated by translating the current period local currency results by the prior period exchange rate. FX-neutral growth rates are calculated by comparing the current period FX-neutral results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided.

As previously disclosed, we have updated our definitions of Active Accounts and Total Payment Volume (TPV) to capture the diversification of PayPal’s products and services through strategic partnerships, new products and acquisitions. Prior period metric results for Active Accounts, TPV, Number of Payment Transactions, and Payment Transactions Per Active Account have been revised to reflect the updated definitions of the metrics. For additional details, please see PayPal’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2018.

Non-GAAP financial measures

This press release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC) including: non-GAAP revenues, non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow and adjusted free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non-GAAP Measures of Financial Performance” included in this press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Net Revenues to Non-GAAP Net Revenues,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow.”

Forward-looking statements

This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” "strategy," "future," "opportunity," “plan,” “project,” “forecast” and other similar expressions. Forward-looking statements include, but are not limited to, statements regarding projected financial results for the first quarter and full year 2019, impact and timing of acquisitions, and projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Accordingly, actual results could differ materially from those predicted or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the effect of political, business, economic, market and trade conditions, including any regional or general economic downturn or crisis and any conditions that affect payments or e-commerce growth; fluctuations in foreign currency exchange rates; the competitive, regulatory, payment card association-related and other risks specific to the PayPal, PayPal Credit, Braintree, Venmo, Xoom, iZettle, and other products, especially as PayPal continues to expand geographically and introduce new products and as new laws and regulations related to payments and financial services come into effect; the impact of PayPal's customer choice initiatives, including on its funding mix and transaction expense; PayPal’s ability to successfully compete in an increasingly competitive environment for its businesses, products and services, including competition for consumers and merchants and the increasing importance of mobile payments and mobile commerce; the outcome of legal and regulatory proceedings and PayPal's need and ability to manage regulatory, tax and litigation risks as its products and services are offered in more jurisdictions and applicable laws become more restrictive; changes to PayPal's capital allocation or management of operating cash; uncertainty surrounding the implementation and impact of the United Kingdom's formal notification of its intent to withdraw from the European Union; cyberattacks and security vulnerabilities in PayPal products and services that could disrupt business, reduce revenue, increase costs, harm us competitively, or lead to liability; the effect of management changes and business initiatives; any changes PayPal may make to its product offerings; the effect of any natural disasters or other business interruptions on PayPal or PayPal's customers; PayPal's ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost; PayPal's ability to maintain the stability, security and performance of its Payment Platform while adding new products and features in a timely fashion; the risk that PayPal may not realize the expected benefits of the sale of U.S. consumer credit receivables to Synchrony Financial; risks that planned acquisitions will not be completed on contemplated terms, or at all, and that any businesses PayPal may acquire may not perform in accordance with its expectations; the timing and possible outcome of the UK Competition and Markets Authority’s review and investigation of the acquisition of iZettle; and PayPal's ability to profitably integrate, manage and grow businesses that have been acquired or may be acquired in the future. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could adversely affect PayPal's results of operations, financial condition and prospects or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in PayPal’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal's Investor Relations website at https://investor.paypal-corp.com or the SEC's website at www.sec.gov. All information in this release speaks as of January 30, 2019. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements.

PayPal Holdings, Inc.

Investor Relations Contacts
Gabrielle Rabinovitch	Akila Moorthy
grabinovitch@paypal.com	amoorthy@paypal.com

Media Relations Contacts
Amanda Miller
amandacmiller@paypal.com
408.219.0563
Copyright © 1999-2019 PayPal. All rights reserved. Other company and product names may be trademarks of their respective owners.

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet

	December 31, 2018	December 31, 2017
	(In millions, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$7,575	$2,883
Short-term investments	1,534	2,812
Accounts receivable, net	313	283
Loans and interest receivable, net	2,532	1,314
Loans and interest receivable, held for sale	—	6,398
Funds receivable and customer accounts	20,062	18,242
Prepaid expenses and other current assets	947	713
Total current assets	32,963	32,645
Long-term investments	971	1,961
Property and equipment, net	1,724	1,528
Goodwill	6,284	4,339
Intangible assets, net	825	168
Other assets	565	133
Total assets	$43,332	$40,774
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$281	$257
Notes payable	1,998	1,000
Funds payable and amounts due to customers	21,562	19,742
Accrued expenses and other current liabilities	2,002	1,781
Income taxes payable	61	83
Total current liabilities	25,904	22,863
Deferred tax liability and other long-term liabilities	2,042	1,917
Total liabilities	27,946	24,780
Equity:
Common stock, $0.0001 par value; 4,000 shares authorized; 1,174 and 1,200 shares outstanding as of December 31, 2018 and December 31, 2017, respectively	—	—
Treasury stock at cost, 91 and 47 shares as of December 31, 2018 and December 31, 2017, respectively	(5,511)	(2,001)
Additional paid-in-capital	14,939	14,314
Retained earnings	5,880	3,823
Accumulated other comprehensive income (loss)	78	(142)
Total equity	15,386	15,994
Total liabilities and equity	$43,332	$40,774

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statement of Income

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions, except per share amounts)

Net revenues	$4,226	$3,744	$15,451	$13,094
Operating expenses:
Transaction expense	1,578	1,266	5,581	4,419
Transaction and loan losses	340	40	1,274	1,011
Customer support and operations(1)	407	366	1,482	1,364
Sales and marketing (1)	389	328	1,313	1,128
Product development (1)	289	267	1,071	953
General and administrative (1)	390	315	1,451	1,155
Depreciation and amortization (1)	223	227	776	805
Restructuring and other charges	12	92	309	132
Total operating expenses	3,628	2,901	13,257	10,967
Operating income	598	843	2,194	2,127
Other income (expense), net	88	21	182	73
Income before income taxes	686	864	2,376	2,200
Income tax expense	102	244	319	405
Net income	$584	$620	$2,057	$1,795
Net income per share:
Basic	$0.50	$0.52	$1.74	$1.49
Diluted	$0.49	$0.50	$1.71	$1.47
Weighted average shares:
Basic	1,177	1,203	1,184	1,203
Diluted	1,196	1,228	1,203	1,221

(1) Includes stock-based compensation as follows:
Customer support and operations	45	40	164	142
Sales and marketing	43	43	165	140
Product development	72	72	266	240
General and administrative	69	63	256	210
Depreciation and amortization	6	4	20	12
	$235	$222	$871	$744

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions)

Cash flows from operating activities:
Net income	$584	$620	$2,057	$1,795
Adjustments:
Transaction and loan losses	340	40	1,274	1,011
Depreciation and amortization	223	227	776	805
Stock-based compensation	230	219	853	733
Deferred income taxes	(137)	(1,312)	(171)	(1,299)
Cost basis adjustments to loans and interest receivable held for sale	—	92	244	92
Other	(93)	(9)	(172)	(25)
Changes in assets and liabilities:
Accounts receivable	74	17	(59)	12
Changes in loans and interest receivable held for sale, net	—	(1,324)	1,407	(1,308)
Accounts payable	21	58	26	62
Income taxes payable	(23)	(5)	(44)	19
Other assets and liabilities	(85)	1,230	(708)	634
Net cash provided by operating activities	1,134	(147)	5,483	2,531
Cash flows from investing activities:
Purchases of property and equipment	(224)	(180)	(823)	(667)
Proceeds from sales of property and equipment	3	—	3	—
Changes in principal loans receivable, net	(452)	234	3,121	(920)
Purchases of investments	(6,740)	(5,191)	(22,381)	(19,418)
Maturities and sales of investments	5,951	5,419	21,898	18,448
Acquisitions, net of cash and restricted cash acquired	12	—	(2,124)	(323)
Funds receivable	1,573	(1,144)	1,146	(1,605)
Net cash provided by (used in) investing activities	123	(862)	840	(4,485)
Cash flows from financing activities:
Proceeds from issuance of common stock	61	44	144	144
Purchases of treasury stock	(595)	(300)	(3,520)	(1,006)
Tax withholdings related to net share settlements of equity awards	(27)	(26)	(419)	(166)
Borrowings under financing arrangements	—	1,000	2,075	1,800
Repayments under financing arrangements	(14)	(800)	(1,115)	(980)
Funds payable and amounts due to customers	(1,194)	1,739	1,573	4,292
Net cash (used in) provided by financing activities	(1,769)	1,657	(1,262)	4,084
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(24)	1	(113)	36
Net change in cash, cash equivalents and restricted cash	(536)	649	4,948	2,166
Cash, cash equivalents and restricted cash at beginning of period	13,769	7,636	8,285	6,119
Cash, cash equivalents and restricted cash at end of period	$13,233	$8,285	$13,233	$8,285
Supplemental cash flow disclosures:
Cash paid for interest	$22	$3	$69	$6
Cash paid for income taxes, net	$100	$29	$328	$117

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

We earn revenue from the following types of transactions:

•
Transaction revenues: Net transaction fees charged to merchants and consumers on a transaction basis primarily based on the volume of activity, or Total Payment Volume ("TPV"), completed on our Payments Platform, including our PayPal, PayPal Credit, Venmo, Braintree, Xoom, and iZettle products.

•
Other value added services: Net revenues derived primarily from revenue earned through partnerships, subscription fees, gateway fees, and other services we provide to our merchants and customers. We also earn revenues from interest and fees earned primarily on our PayPal credit portfolio of loans receivable, gain on sale of participation interest in certain loans and advances and interest earned on certain PayPal customer account balances.

Net Revenues by Type	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(In millions, except percentages)
Transaction revenues(1)	$3,851	$3,343	$3,318	$3,197	$3,244
Current quarter vs prior quarter	15%	1%	4%	(1)%	14%
Current quarter vs prior year quarter	19%	17%	20%	22%	23%
Percentage of total	91%	91%	86%	87%	87%

Other value added services(1)	375	340	539	488	500
Current quarter vs prior quarter	10%	(37)%	10%	(2)%	31%
Current quarter vs prior year quarter	(25)%	(11)%	49%	39%	47%
Percentage of total	9%	9%	14%	13%	13%

Total net revenues	$4,226	$3,683	$3,857	$3,685	$3,744
Current quarter vs prior quarter	15%	(5)%	5%	(2)%	16%
Current quarter vs prior year quarter	13%	14%	23%	24%	26%
(1) Prior period amounts have been revised to conform to current period presentation. For additional details, please see PayPal's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2018.

Net Revenues by Geography	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(In millions, except percentages)
U.S. net revenues	$2,189	$1,962	$2,150	$2,023	$2,045
Current quarter vs prior quarter	12%	(9)%	6%	(1)%	17%
Current quarter vs prior year quarter	7%	13%	27%	26%	30%
Percent of total	52%	53%	56%	55%	55%

International net revenues	2,037	1,721	1,707	1,662	1,699
Current quarter vs prior quarter	18%	1%	3%	(2)%	14%
Current quarter vs prior year quarter	20%	15%	18%	21%	21%
(FXN) Current quarter vs prior year quarter	19%	15%	16%	18%	21%
Percent of total	48%	47%	44%	45%	45%

Total net revenues	$4,226	$3,683	$3,857	$3,685	$3,744
Current quarter vs prior quarter	15%	(5)%	5%	(2)%	16%
Current quarter vs prior year quarter	13%	14%	23%	24%	26%
(FXN) Current quarter vs prior year quarter	13%	14%	22%	22%	26%

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended,
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(In millions, except percentages)
Active accounts(1),(2)	267	254	244	237	229
Current quarter vs prior quarter	5%	4%	3%	4%	4%
Current quarter vs prior year quarter	17%	15%	15%	15%	15%

Number of payment transactions(1),(3)	2,867	2,463	2,327	2,214	2,240
Current quarter vs prior quarter	16%	6%	5%	(1)%	15%
Current quarter vs prior year quarter	28%	27%	28%	25%	25%

Payment transactions per active account(1),(4)	36.9	36.5	35.7	34.7	34.0
Current quarter vs prior quarter	1%	2%	3%	2%	2%
Current quarter vs prior year quarter	9%	9%	9%	8%	8%

Total Payment Volume(1),(5)	$163,648	$143,004	$139,403	$132,364	$132,515
Current quarter vs prior quarter	14%	3%	5%	—%	15%
Current quarter vs prior year quarter	23%	24%	29%	32%	32%
(FXN) Current quarter vs prior year quarter	25%	25%	27%	27%	29%

Transaction Expense Rate(1),(6)	0.96%	0.96%	0.98%	0.96%	0.96%
Transaction and Loan Loss Rate(1),(7)	0.21%	0.21%	0.24%	0.23%	0.03%
Transaction Margin(8)	54.6%	54.9%	56.0%	57.1%	65.1%
Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.
(1) Prior period results have been revised to reflect updated definitions of the metrics presented in this table. For additional details, please see PayPal's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2018.
(2) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our Payments Platform, not including gateway-exclusive transactions, within the past 12 months.
(3) Payment transactions are the total number of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.
(4) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12 month period, divided by active accounts at the end of the period.
(5) TPV is the value of payments, net of reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.
(6) Transaction expense rate is calculated by dividing transaction expense by TPV.
(7) Transaction and loan loss rate is calculated by dividing transaction and loan loss by TPV.
(8) Transaction margin is total revenue less transaction expense and transaction and loan loss, divided by total revenue.

PayPal Holdings, Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP revenues, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow and adjusted free cash flow.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits or charges that are not indicative of the company's core operating results and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP net income per diluted share, non-GAAP operating income, non-GAAP operating margin and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results.
Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results.  These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future.  The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of its current or ongoing operating results.
Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
The company also uses free cash flow, a non-GAAP measure. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.
In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period's FX-neutral results by the prior period's results, excluding the impact from hedging activities.

PayPal Holdings, Inc.
Reconciliation of GAAP Net Revenues to Non-GAAP Net Revenues and
GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions)
	(unaudited)
GAAP net revenues	$4,226	$3,744	$15,451	$13,094
Other(1)	—	(39)	—	(39)
Non-GAAP net revenues	$4,226	$3,705	$15,451	$13,055
(1) Elimination of allowance on interest receivable due to the U.S. consumer credit portfolio designation as held for sale.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions, except percentages)
	(unaudited)
GAAP operating income	$598	$843	$2,194	$2,127
Stock-based compensation expense and related employer payroll taxes	237	223	920	761
Amortization of acquired intangible assets(1)	59	58	146	129
Restructuring	—	—	25	40
Other(2)	12	(317)	40	(302)
Acquisition related transaction expense	7	—	24	—
Total non-GAAP operating income adjustments	315	(36)	1,155	628
Non-GAAP operating income	$913	$807	$3,349	$2,755
Non-GAAP operating margin	22%	22%	22%	21%
(1) Includes $30 million impairment related to a portion of acquired TIO customer-related intangible assets in 2017.
(2) Includes net loss ($40 million) related to the sale of our U.S. consumer credit receivables portfolio for the year ended December 31, 2018. Includes elimination of allowance on loans receivable ($283 million), allowance on interest receivable ($39 million) due to the designation of the U.S. consumer credit portfolio as held for sale, certain fees associated with the sale of the portfolio ($5 million), and impairment of an investment in an intellectual property fund ($15 million) for the year ended December 31, 2017.

Reconciliation of GAAP Net Income to Non-GAAP Net Income,
GAAP Diluted EPS to Non-GAAP Diluted EPS,
and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions, except per share data and percentages)
	(unaudited)
GAAP income before income taxes	$686	$864	$2,376	$2,200
GAAP income tax expense	102	244	319	405
GAAP net income	584	620	2,057	1,795
Non-GAAP adjustments to net income:
Non-GAAP operating income adjustments (see table above)	315	(36)	1,155	628
Other(1)	(6)	201	43	224
Tax effect of non-GAAP adjustments	(69)	(115)	(342)	(329)
Non-GAAP net income	$824	$670	$2,913	$2,318

Diluted net income per share:
GAAP	$0.49	$0.50	$1.71	$1.47
Non-GAAP	$0.69	$0.55	$2.42	$1.90
Shares used in GAAP diluted share calculation	1,196	1,228	1,203	1,221
Shares used in non-GAAP diluted share calculation	1,196	1,228	1,203	1,221

GAAP effective tax rate	15%	28%	13%	18%
Tax effect of non-GAAP adjustments to net income	3%	(9)%	5%	—%
Non-GAAP effective tax rate	18%	19%	18%	18%
(1) Three months ended December 31, 2018 and 2017 include tax benefit of $15 million and tax expense of $180 million, respectively, related to the Tax Act, and intra-entity transfer of intellectual property of $9 million and $21 million, respectively. Years ended December 31, 2018 and 2017 include tax expense of $20 million and $180 million, respectively related to the Tax Act, and intra-entity transfer of intellectual property of $23 million and $44 million, respectively.

PayPal Holdings, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions/unaudited)
Net cash provided by operating activities	$1,134	$(147)	$5,483	$2,531
Less: Purchases of property and equipment	(224)	(180)	(823)	(667)
Free cash flow	$910	$(327)	$4,660	$1,864
Impact of held for sale accounting presentation related to our U.S. consumer credit receivables portfolio on cash flow from operating activities	—	1,299	(1,508)	1,299
Adjusted free cash flow	$910	$972	$3,152	$3,163